As filed with the Securities and Exchange Commission on August 15, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LPATH, INC.

(Exact name of registrant as specified in its charter)

Nevada	16-1630142
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

4025 Sorrento Valley Blvd.,

San Diego, California 92121

(858) 678-0800

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Scott R. Pancoast

Chief Executive Officer and President

Lpath, Inc.

4025 Sorrento Valley Blvd.,

San Diego, California 92121

Telephone: (858) 678-0800

Facsimile: (858) 678-0900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Jeffrey C. Thacker, Esq.

DLA Piper LLP (US)

4365 Executive Drive, Suite 1100

San Diego, CA 92121-2133

Telephone:  (858) 638-6728

Facsimile:  (858) 677-1477

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller Reporting Company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Class A Common Stock, par value $0.001 per share	—	—
Warrants	—	—
Units	—	—
Total	$40,000,000	$5,456	(3)

(1)                             There are being registered under this Registration Statement an indeterminate number of shares of Class A common stock, warrants and units as may be sold by the Registrant from time to time, which together shall have an aggregate initial offering price not to exceed $40,000,000. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering such additional indeterminate number of shares of Class A common stock as may become issuable as a result of stock splits, stock dividends or similar transactions. The securities registered also include such indeterminate number of shares of Class A common stock as may be issued upon exercise of warrants or pursuant to the antidilution provisions of any securities registered hereunder.  The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(2)                             Calculated pursuant to Rule 457(o).

(3)                             Pursuant to Rule 415(a)(6) under the Securities Act, $8,170,000 of the securities registered hereunder are unsold securities previously registered pursuant to Registration Statement No. 333-184741, which was declared effective on November 14, 2012 (the “Prior Registration Statement”), and the filing fee previously paid in connection with such unsold securities will continue to be applied to such unsold securities. The amount of the registration fee in the “Calculation of Registration Fee” table relates to the additional $31,830,000 of securities being registered hereunder.  As a result, a filing fee of $4,342 is being paid herewith. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This registration statement contains two prospectuses:

•                  a base prospectus which covers the offering, issuance and sale by us of up to $40,000,000 of our Class A common stock, warrants and/or units; and

•                  an “at-the-market” offering prospectus covering the offering and sale of our Class A common stock that may be issued and sold under an at-the-market issuance sales agreement among us, MLV & Co. LLC and JMP Securities LLC, dated August 15, 2013, for shares of Class A common stock having an aggregate offering price of up to $20,000,000.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The at-the-market offering prospectus immediately follows the base prospectus. The at-the-market offering prospectus shall be deemed a prospectus supplement for purposes of this registration statement.  The $20,000,000 of Class A common stock that may be offered, issued and sold under the at-the-market offering prospectus is included in the $40,000,000 of securities that may be offered, issued and sold by us under the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 15, 2013

PROSPECTUS

LPATH, INC.

$40,000,000

Class A Common Stock

Warrants

Units

We may offer from time to time up to $40,000,000 of any combination of the securities described in this prospectus, either individually or in units.

This prospectus provides a general description of the securities we may offer.  Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus.  We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings.  The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus.  You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference before you invest in any securities.  This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

Our Class A common stock is listed on The Nasdaq Capital Market under the symbol “LPTN.”  On August 14, 2013, the last reported sale price for our Class A common stock was $5.92 per share.  The applicable prospectus supplement will contain information, where applicable, as to any other listing on The Nasdaq Capital Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” ON PAGE 5 AND CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.  If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement.  The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is           , 2013

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process.  Under this shelf process, we may sell the securities described in this prospectus in one or more offerings.  This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.  The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus.  You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you.  We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you.  You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities sold on a later date.

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision.  You should carefully read the entire prospectus, including the risks of investing discussed under “Risk Factors” beginning on page 5, the information incorporated by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Throughout this prospectus, references to (i) “Lpath,” “the Company,” “we,” “us,” and “our” refer to Lpath, Inc., a Nevada corporation, unless the context otherwise requires; (ii) references to “Lpath Therapeutics” or “LTI” refer to Lpath Therapeutics, Inc., our wholly owned subsidiary; (iii) references to “common stock” or “Class A common stock” refer to the Company’s Class A common stock, par value $0.001 per share; and (iv) references to “preferred stock” refer to the Company’s  Series A Preferred Stock, par value of $0.001 per share, Series B Preferred Stock, par value of $0.001 per share, and Series C Preferred Stock, par value of $0.001 per share.

We own or have rights to use the trademarks and trade names that we use in conjunction with the operation of our business. Some of the more important trademarks that we own or have rights to use that appear in this prospectus include: Lpath™, ASONEP™, iSONEP™, Lpathomab™,  Sphingomab™, and ImmuneY2™ which may be registered or trademarked in the United States. Each trademark or trade name of any other company appearing in this prospectus is, to our knowledge, owned by such other company.

Our Company

We are a biotechnology company focused on the discovery and development of lipidomic-based therapeutic antibodies, an emerging field of medical science that targets bioactive signaling lipids to treat a wide range of human diseases. We have two product candidates that are currently in clinical development, and one in pre-clinical evaluation.

iSONEP

iSONEP™ is the ocular formulation of sonepcizumab, a humanized monoclonal antibody (“mAb”) against sphingosine-1-phosphate (“S1P”). Sphingomab™ is the original mouse version of this monoclonal antibody. iSONEP is administered by intravitreal injection, and has demonstrated multiple mechanisms of action in ocular models of disease, including anti-angiogenesis, anti-inflammatory, anti-fibrotic and anti-vascular permeability. This combination of mechanisms would suggest: (i) iSONEP might have a comparative advantage over currently marketed products for “wet” age-related macular degeneration (“wet AMD”) and (ii) iSONEP might demonstrate clinical efficacy in a broad range of retinal diseases where there is currently a significant unmet medical need, including diabetic retinopathy, dry AMD, and glaucoma-related surgery.

In 2009, we completed a Phase 1 clinical trial in which iSONEP was evaluated in patients with wet AMD. In that trial, iSONEP met its primary endpoint of being well tolerated in all 15 patients at dose levels ranging from 0.2 mg to 1.8 mg per intravitreal injection. No drug-related serious adverse events were reported in any of the patients. Positive biological effects were also observed in some patients in this clinical study, the most common being regression in choroidal neovascularization (“CNV”), which is the underlying cause of the disease that eventually leads to degeneration of the macula. Most of these positive effects appear to be largely independent of the effects seen when patients undergo treatment with the drugs that are in current use for the treatment of wet AMD.

In December 2010, we entered into an agreement providing Pfizer Inc. with an exclusive option for a worldwide license to develop and commercialize iSONEP (the “Pfizer Agreement”). Under the terms of that agreement, Pfizer provided Lpath with an upfront option payment of $14 million and will share the cost of the planned Phase 1b and Phase 2a trials. Following completion of the two studies, Pfizer has the right to exercise its option for worldwide rights to iSONEP. If Pfizer exercises its option, Lpath will be eligible to receive an option fee as well as development, regulatory and commercial milestone payments. In addition, if iSONEP eventually becomes a commercial product, Lpath will be entitled to receive tiered double-digit royalties based on sales of iSONEP.

Pursuant to the terms of the Pfizer Agreement, we began a Phase 1b/2a clinical trial of iSONEP in patients with retinal pigment epithelium detachment (“PED”) (the “PEDigree trial”), a persistent complication in patients with the occult form of wet AMD, in September 2011. In October 2011, we also began a larger Phase 2a clinical trial, to test iSONEP as a treatment for wet-AMD in a broader population of patients, namely, those wet-AMD patients without PED (the “Nexus trial”).

In January 2012, the Food and Drug Administration (FDA) placed the PEDigree and Nexus trials on clinical hold following a determination by the FDA that the fill-and-finish contractor that had filled the iSONEP clinical trial vials was not in compliance with the FDA’s current Good Manufacturing Practice (‘‘cGMP’’) standards during the time period it provided those services to the Company. Thereafter, we manufactured new iSONEP drug substance with an alternate fill-and-finish contractor and resumed dosing patients in the Nexus trial in September 2012.

As a result of the clinical hold and the requirement to manufacture new drug substance, the projected costs to complete the iSONEP trials increased significantly and Pfizer requested the Company to consider potential alternatives to reduce the increased costs of the iSONEP trials. On December 5, 2012, Lpath and Pfizer amended the Pfizer Agreement to among other things, reflect the parties’ agreement to discontinue the PEDigree trial and to focus on the Nexus trial. The parties also modified the protocol for the Nexus trial to include certain wet AMD patients with PED in the Nexus trial. In addition, the Company can elect to conduct the PEDigree trial at any time at its cost. The parties will continue to pursue and share the cost of the iSONEP trials, including any costs associated with discontinuing the PEDigree trial.

As of June 30, 2013, Pfizer had paid the Company $20.0 million pursuant to the terms of the Pfizer Agreement, including the $14 million upfront payment. The amendment to the Pfizer Agreement does not modify the Company’s obligation to fund the next $6.0 million of Nexus trial costs.

The Company expects to complete dosing the last Nexus trial patient during the first half of 2014. The actual time required to complete our clinical trials will depend upon a number of factors outside of our direct control, including those discussed in “Risk Factors — We may have delays in completing our clinical trials, and we may not complete them at all” set forth in our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 15, 2013.

Following completion of the Nexus study, Pfizer has the right to exercise its option for worldwide rights to iSONEP for an undisclosed option fee and, if Pfizer exercises its option, the Company will be eligible to receive development, regulatory and commercial milestone payments that could total up to $497.5 million. In addition, the Company will be entitled to receive tiered double-digit royalties based on sales of iSONEP.

ASONEP

ASONEP™ is the systemic formulation of sonepcizumab. In the first quarter of 2010, we completed a Phase 1 clinical trial in which ASONEP was evaluated in very late-stage cancer patients. In that trial, ASONEP was well tolerated at all dose-levels ranging from 1 mg/kg to 24 mg/kg., other than minor infusion-related reactions observed at the highest dose. More than half the patients that completed the initial four-treatment evaluation period showed stable disease, and durable stable disease was observed in several patients.

Based on ASONEP’s safety profile and the observation of stable disease in several late-stage cancer patients, we believe that further investigation of ASONEP for efficacy in Phase 2 clinical trials is warranted. In studies conducted at Beth Israel Deaconess Medical Center, Lpath has demonstrated efficacy of ASONEP in preclinical models of a form of human kidney cancer called renal cell carcinoma. In conjunction with collaborators at  academic medical research institutions, we are currently conducting a Phase 2a clinical trial testing ASONEP as a treatment for renal cell carcinoma.

In 2008, we entered into a License Agreement with Merck KGaA, (“Merck”) pursuant to which Merck agreed to collaborate with us to develop and commercialize ASONEP (the “Merck Agreement”). Pursuant to the terms of the Merck Agreement, we licensed to Merck exclusive, worldwide rights to develop and commercialize ASONEP across all non-ocular indications. In March 2010, Merck proposed continuing the partnership via an extension of the Initial Development Period (as defined in the Merck Agreement). However the terms of that proposed extension were rejected by Lpath’s Board of Directors as not being in the best interests of Lpath’s stockholders. Consequently, Merck notified us of their decision to terminate the Merck Agreement. The termination was effective on April 24, 2010, and upon such termination Merck relinquished all rights to the ASONEP program.

As part of the December 2010 Pfizer Agreement, Lpath has granted to Pfizer a time-limited right of first refusal for ASONEP.

Lpathomab

Lpathomab™, our pre-clinical product candidate, is a mAb against lysophosphatidic acid (“LPA”), a key bioactive lipid that has long been recognized as a significant promoter of cancer-cell growth and metastasis in a broad range of tumor types. Published research has also demonstrated that LPA is a significant contributor to neuropathic pain and plays a key role in pulmonary fibrosis. We have selected the clinical candidate mAb from among three humanized mAbs that inhibit LPA. These mAbs were tested against each other in various models of human disease to determine which mAb would be most likely to succeed in clinical trials. We are now in the early stages of antibody manufacturing process development, which will be followed by Investigational New Drug (“IND”) enabling studies. The target date to begin testing Lpathomab in clinical trials is in early 2015.

ImmuneY2™ Technology

We believe we are the only company to have developed functional therapeutic monoclonal antibodies against any bioactive lipid, of which there are estimated to be 1,000 or more. We produced these unique antibodies using our ImmuneY2™ technology, a series of proprietary processes we have developed. We are currently applying the ImmuneY2 process to other bioactive lipids that are validated targets for disease treatment, thereby expanding our potential pipeline of novel monoclonal antibody-based drug candidates.

We have a strong intellectual-property position in the bioactive-lipid area, with 35 issued patents, including ten international patents, and 112 patent applications, including 85 international.  Most of these patents were developed in-house based on our pioneering research on bioactive lipid signaling. Our research partners to date include the UCLA Brain Injury Research Center, the M.D. Anderson Cancer Center, Johns Hopkins University, the Harvard Medical School, the University of Florida College of Medicine, the University of California — San Diego, the French National Centre for Scientific Research, the Center for Eye Research Australia, the University of Melbourne, Australia, the Beth Israel Deaconess Medical Center, the Walter Reed Army Institute for Research, the Medical University of South Carolina, the Virginia Commonwealth University, and the University of Kentucky.

Corporate Background

We are incorporated in the State of Nevada.  Lpath Therapeutics Inc., our predecessor company, was incorporated in September 1997 and commenced operations in January 1998.  Our principal offices and research facilities are located at 4025 Sorrento Valley Boulevard, San Diego, California 92121, and the phone number for our principal offices is (858) 678-0800.

Additional information about us can be found on our website at www.Lpath.com, and in our periodic and current reports filed with the Securities and Exchange Commission (“SEC”).  Copies of our current and periodic reports filed with the SEC are available at the SEC Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and online at www.sec.gov and our website at www.Lpath.com.  Please note that the information on our website is not incorporated by reference in this prospectus.

The Securities We May Offer

We may offer shares of our common stock and warrants to purchase shares of our common stock, either individually or in units, from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering.  This prospectus provides you with a general description of the securities we may offer.  Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.  A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference.  However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to or through underwriters, dealers or agents.  We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities.  If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•         the names of those underwriters or agents;

•         applicable fees, discounts and commissions to be paid to them;

•         details regarding over-allotment options, if any; and

•         the net proceeds to us.

Common Stock.  We may offer shares of our common stock from time to time.  Holders of our common stock are entitled to one vote per share on all other matters that require stockholder approval.  Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to dividends when and if declared by the board of directors.  Our common stock is described in greater detail in this prospectus under “Description of Capital Stock — Common Stock.”

Warrants.  We may offer warrants for the purchase of our common stock in one or more series, from time to time.  We may issue warrants independently or together with common stock and the warrants may be attached to or separate from the shares of common stock.

The warrants will be evidenced by a warrant agreement that we will enter into with investors or warrant certificates issued under one or more warrant agreements between us and the warrant an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.”  We urge you, however, to read the prospectus supplements and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.  Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

Units.  We may offer units consisting of common stock and warrants to purchase shares of our common stock in one or more series.  In this prospectus, we have summarized certain general features of the units under “Description of Units.”  We urge you, however, to read the prospectus supplements and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the unit agreements that contain the terms of the units.  We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

We will evidence each series of units by unit certificates that we will issue under a separate agreement.  We will enter into the unit agreements with a unit agent.  Each unit agent will be a bank or trust company that we select.  We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

RISK FACTORS

Investing in our securities involves a high degree of risk.  You should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2012 and our Quarterly Report on Form 10-Q for the six-month period ended June 30, 2013, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us.  Discussions containing these forward-looking statements may be found, among other places, in the Sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC.

All statements, other than statements of historical fact, included or incorporated herein regarding our strategy, future operations, financial position, future revenues, projected costs, plans, prospectus and objectives are forward-looking statements. Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “think,” “may,” “could,” “will,” “would,” “should,” “continue,” “potential,” “likely,” “opportunity” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this report.  Additionally, statements concerning future matters such as our interpretation of the trials for our product candidates, the ability to successfully complete additional clinical trials on a timely basis and obtain regulatory approvals for one or more of our product candidates, the potential biological effects and indications for our product candidates, the market opportunity for our product candidates, our ability to complete additional discovery and development activities for drug candidates utilizing our proprietary ImmuneY2 drug discovery process, our ability to satisfy the terms of our agreement with Pfizer Inc., our ability to timely raise additional funds to support our operations and the period of time for which our existing cash will enable us to fund our operations and other statements regarding matters that are not historical in nature are forward-looking statements.

Such statements are based on currently available operating, financial and competitive information and are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in our forward-looking statements due to a number of factors including, but not limited to, those set forth below under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2012 and our Quarterly Report on Form 10-Q for the six-month period ended June 30, 2013, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement.  Given these risks, uncertainties and other factors, many of which are beyond our control, you should not place undue reliance on these forward-looking statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement and in any free writing prospectuses in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby for operating costs, capital expenditures and for general corporate purposes, including working capital.  We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus.  Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, our articles of incorporation, as amended, authorize us to issue up to (i) 100,000,000 shares of Class A common stock, par value $0.001 per share, (ii) 5,000,000 shares of Series A Preferred Stock, par value of $0.001 per share, (iii) 5,000,000 shares of Series B Preferred Stock, par value of $0.001 per share, and (iv) 5,000,000 shares of Series C Preferred Stock, par value of $0.001 per share.  As of August 7, 2013, there were 13,146,626 shares of our Class A common stock issued and outstanding, which shares were held by 81 stockholders of record, and no shares of preferred stock outstanding.  In addition, as of August 7, 2013, there were 1,624,343 shares of common stock that may be issued upon the exercise of outstanding stock options and the vesting of outstanding restricted stock units, 1,261,874 shares of common stock that may be issued upon the exercise of outstanding warrants, and 943,359 shares of common stock reserved for future issuance under our Amended and Restated 2005 Equity Incentive Plan.

The following summary describes the material terms of our capital stock.  The description of our capital stock is qualified by reference to our articles of incorporation, as amended, and our amended and restated bylaws, as amended, which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part.

Common Stock

All outstanding shares of Class A common stock are fully paid and nonassessable.

Voting: Holders of our Class A common stock are entitled to one vote for each share on all matters submitted to a stockholder vote, except matters that relate only to a series of our preferred stock.

In general, stockholder action (except for bylaw amendments, which requires the affirmative vote of at least two-thirds of the shares entitled to vote, and election of directors, which requires a plurality vote) is based on the affirmative vote of holders of a majority of the shares of Class A common stock represented either in person or by proxy and entitled to vote on such action.  Directors are elected by plurality vote.

Holders of our Class A common stock may take action by written consent without a meeting if a consent in writing, setting forth the action so taken, is signed by not less than a majority of the holders of Class A common stock entitled to vote with respect to the subject matter thereof.

Dividends: Subject to limitations under Nevada law and preferences that may apply to any then-outstanding shares of preferred stock, holders of Class A common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor.

Dividends, if any, will be contingent upon our revenues and earnings, if any, and capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of the Board of Directors. We presently intend to retain all earnings, if any, and accordingly the Board of Directors does not anticipate declaring any dividends prior to a business combination.

Liquidation: In the event of a liquidation, dissolution or winding up, the holders of Class A common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and after providing for each class of stock, if any, having preference over the Class A common stock, subject to the liquidation preference of any then outstanding shares of preferred stock.

Miscellaneous: Holders of our Class A common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our Class A common stock.

Preferred Stock

Series A Preferred Shares have a par value of $0.001 and such other terms as determined by the Board of Directors prior to their issuance. Each Series A Preferred Share shall have voting rights and shall carry a voting weight equal to ten (10) shares of Class A common stock. Each Series A Preferred Share may be converted into ten (10) shares of Class A common stock upon approval by the Board of Directors.

Series B Preferred Shares have a par value of $0.001 per share and such other terms as may be determined prior to their issuance by the Board of Directors. Each Series B Preferred Share shall have voting rights and shall carry a voting weight equal to two (2) shares of Class A common stock. Each Series B Preferred Share may be converted into two (2) shares of Class A common stock upon approval by the Board of Directors.

Series C Preferred Shares have a par value of $0.001 per share and such other terms as may be determined by the Board of Directors prior to their issuance. No Series C Preferred Share shall have voting rights.

There are currently no shares of Series A, Series B or Series C Preferred Shares issued and outstanding.  The issuance of preferred stock could make it more difficult or prevent a change of control of our company or the removal of our management. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our Class A common stock. The rights of holders of our Class A common stock described above will be subject to, and may be adversely affected by, the rights of any preferred stock that our board of directors may designate and issue in the future.

Antitakeover Effects of Provisions of Nevada Law and Charter Documents

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of us or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest.  The Nevada Revised Statutes contain provisions governing acquisition of controlling interest of a Nevada corporation. These provisions provide generally that any person or entity that acquires certain percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless the holders of a majority of the voting power of the corporation, excluding shares as to which any of such acquiring person or entity, an officer or a director of the corporation, and an employee of the corporation exercises voting rights, elect to restore such voting rights in whole or in part. These provisions apply whenever a person or entity acquires shares that, but for the operation of these provisions, would bring voting power of such person or entity in the election of directors within any of the following three ranges:

•                  20% or more but less than 33 1/3%;

•                  33 1/3% or more but less than or equal to 50%; or

•                  more than 50%.

The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from these provisions through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from these provisions.

These provisions are applicable only to a Nevada corporation, which:

•                  has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation; and

•                  does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record who have addresses in Nevada appearing on the stock ledger of our company. Therefore, we believe that these provisions do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholder.  The Nevada Revised Statutes contain provisions governing combination of a Nevada corporation that has 200 or more stockholders of record with an interested stockholder. These provisions may have the effect of delaying or making it more difficult to affect a change in control of our company.

A corporation affected by these provisions may not engage in a combination within three years after the interested stockholder acquires his, her or its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. Generally, if approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

•                  the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in, the transaction in which he, she or it became an interested stockholder, whichever is higher;

•                  the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or

•                  if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly of 10% or more of the voting power of the outstanding voting shares of a corporation. Generally, these provisions define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder of assets of the corporation having:

•                  an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

•                  an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

•                  representing 10% or more of the earning power or net income of the corporation.

Effects of Authorized but Unissued Common Stock and Preferred Stock. One of the effects of the existence of authorized but unissued Class A common stock and preferred stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, our articles of incorporation grant our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of Class A common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of our company.

Advance Notice of Stockholder Proposals and Director Nominations. Our bylaws require advance notice of stockholder proposals and nominations of candidates for election as directors other than nominations made by or at the direction the board. To be timely, stockholder notice to our Corporate Secretary must be received at the our principal executive offices not less than 90 days but not more than 120 days prior to the anniversary date of the preceding year’s annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Any proposal or nomination that fails to comply with these requirements may be disqualified.

Removal of Directors. Our bylaws provide that any director may be removed for cause by the majority vote of stockholders or by a majority vote of the board of directors.

Amendment of Bylaws. Our bylaws provide that the bylaws may be altered or amended by vote of at least two-thirds of the stockholders entitled to vote or by a majority vote of the board of directors.

Transfer Agent And Registrar

The transfer agent and registrar for our common stock is Nevada Agency and Transfer Company.

Listing on The Nasdaq Capital Market

Our common stock is listed on The Nasdaq Capital Market under the symbol “LPTN”.

DESCRIPTION OF WARRANTS

As of August 7, 2013, there were 1,261,874 shares of common stock that may be issued upon exercise of outstanding warrants.

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may be issued in one or more series.  Warrants may be offered independently or together with common stock offered by any prospectus supplement, and may be attached to or separate from the shares of common stock.  While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus.  The terms of any warrants offered under a prospectus supplement may differ from the terms described below.  However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will issue the warrants under a warrant agreement that we will enter into with investors or a warrant agent to be selected by us.  The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.  We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants.  The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants.  We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

•                  the offering price and aggregate number of warrants offered;

•                  the currency for which the warrants may be purchased;

•                  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•                  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•                  the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•                  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•                  the terms of any rights to redeem or call the warrants;

•                  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•                  the dates on which the right to exercise the warrants will commence and expire;

•                  the manner in which the warrant agreements and warrants may be modified;

•                  United States federal income tax consequences of holding or exercising the warrants;

•                  the terms of the securities issuable upon exercise of the warrants; and

•                  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the shares of common stock purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement.  Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement.  After the close of business on the expiration date, unexercised warrants will become void.

We will specify the place or places where, and the manner in which, warrants may be exercised in the warrant agreement or warrant certificate and applicable prospectus supplement.  Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the purchased securities.  If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.  If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant.  A single bank or trust company may act as warrant agent for more than one issue of warrants.  A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus.  While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement.  The terms of any units offered under a prospectus supplement may differ from the terms described below.  However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units.  The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units.  We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more shares of common stock and warrants in any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•                  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•                  any provisions of the governing unit agreement that differ from those described below; and

•                  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any common stock or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit.  A single bank or trust company may act as unit agent for more than one series of units.  A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.  See “Legal Ownership of Securities.”

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities.  We describe global securities in greater detail below.  We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities.  These persons are the legal holders of the securities.  We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities.  As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement.  This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system.  These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security.  Global securities will be registered in the name of the depositary or its participants.  Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary.  The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners.  The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly.  Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant.  As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form.  In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them.  These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so.  Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities.  We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means.  This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so.  Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes.  In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities.  Whether and how the holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•                  how it handles securities payments and notices;

•                  whether it imposes fees or charges;

•                  how it would handle a request for the holders’ consent, if ever required;

•                  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•                  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•                  if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary.  Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select.  The financial institution that we select for this purpose is called the depositary.  Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise.  We describe those situations below under “—Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security.  Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does.  Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated.  If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers.  We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•                  an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•                  an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•                  an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•                  an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•                  the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security.  We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security.  We and the trustee also do not supervise the depositary in any way;

•                  the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•                  financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.  There may be more than one financial intermediary in the chain of ownership for an investor.  We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests.  After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor.  Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders.  We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

•                  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•                  if we notify any applicable trustee that we wish to terminate that global security; or

•                  if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement.  When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities to or through underwriters, dealers or agents, or directly to one or more purchasers.  A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•                  the name or names of any underwriters or agents, if any;

•                  the purchase price of the securities and the proceeds we will receive from the sale;

•                  any over-allotment options under which underwriters may purchase additional securities from us;

•                  any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•                  any public offering price;

•                  any discounts or concessions allowed or reallowed or paid to dealers; and

•                  any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale.  The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement.  We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement.  Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.  We may use underwriters with whom we have a material relationship.  We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time.  We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.  Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities.  Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common stock, will be new issues of securities with no established trading market.  Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice.  We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.  Overallotment involves sales in excess of the offering size, which create a short position.  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.  Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions.  Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.  Those activities may cause the price of the securities to be higher than it would otherwise be.  If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities.  Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers.  In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

DLA Piper LLP (US), San Diego, California will pass for us upon the validity of the securities being offered by this prospectus and an applicable prospectus supplement, and counsel named in the applicable prospectus supplement will pass upon legal matters for any underwriters, dealers or agents.

EXPERTS

The consolidated financial statements of Lpath, Inc. as of December 31, 2012 and 2011, and for the years then ended, have been incorporated herein by reference in reliance upon the report of Moss Adams LLP, an independent registered public accounting firm, given upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC.  We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement.  For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.  You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room.  The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where our SEC filings are also available.  The address of the SEC’s web site is “http://www.sec.gov.” We maintain a website at http://www.Lpath.com.  Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus.  Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus.  We incorporate by reference into this registration statement and prospectus the documents listed below, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):

•                  Our Annual Report on Form 10-K for the year ended December 31, 2012;

•                  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013;

•                  Our Current Report on Form 8-K filed on June 21, 2013;

•                  Our definitive proxy statement filed pursuant to Section 14 of the Exchange Act in connection with our 2013 Annual Meeting of Stockholders filed with the SEC on April 23, 2013, as revised by our revised definitive proxy statement filed May 1, 2013; and

•                  The description of our capital stock set forth in Form 8-A/A, filed with the SEC on October 31, 2012.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents.  Requests should be directed to:  Lpath, Inc., Attention:  Corporate Secretary, 4025 Sorrento Valley Road, San Diego, CA 92121, telephone:  (858) 678-0800.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 15, 2013

PROSPECTUS

$20,000,000

Class A Common Stock

We have entered into an At-the-Market Issuance Sales Agreement with MLV & Co. LLC, or MLV, and JMP Securities LLC, or JMP, which we refer to as the sales agreement, relating to shares of our Class A common stock offered by this prospectus. In accordance with the terms of the sales agreement, we may offer and sell up to $20,000,000 of shares of our Class A common stock from time to time through MLV and JMP, acting as agents, pursuant to this prospectus.

Our Class A common stock is listed on The Nasdaq Capital Market under the symbol “LPTN.” The last reported sale price of our Class A common stock on The Nasdaq Capital Market on August 14, 2013 was $5.92 per share.

Sales of shares of Class A common stock, if any, under this prospectus may be made in negotiated transactions or transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including, without limitation, sales made directly on The Nasdaq Capital Market or any other existing trading market for our common stock or sales made to or through a market maker other than on an exchange. MLV and JMP will make all sales using commercially reasonable efforts consistent with their normal trading and sales practices.  There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

MLV and JMP will be entitled to an aggregate compensation of 3.5% of the gross proceeds from the sale of the shares of Class A common stock sold under the sales agreement, as further described herein under the caption “Plan of Distribution.” In connection with the sale of shares of common stock on our behalf, each of MLV and JMP will be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, and the compensation of MLV and JMP  will be deemed to be underwriting commissions or discounts.

Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus and in the documents incorporated by reference into this prospectus and any free writing prospectus that we have authorized for use in connection with this offering.

Neither the Securities and Exchange Commission, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

MLV & Co.	JMP Securities

The date of this prospectus is           , 2013

ABOUT THIS PROSPECTUS

This prospectus relates to the offering of our Class A common stock. Before buying any of the Class A common stock that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the heading “Where You Can Find More Information” and “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

This prospectus describes the specific terms of the Class A common stock we are offering and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus and any free writing prospectus that we may authorize for use in connection with this offering. We have not, and MLV and JMP have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and MLV and JMP are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the documents incorporated by reference in this prospectus and any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference in this prospectus and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

Throughout this prospectus, references to (i) “Lpath,” “the Company,” “we,” “us,” and “our” refer to Lpath, Inc., a Nevada corporation, unless the context otherwise requires; (ii) references to “Lpath Therapeutics” or “LTI” refer to Lpath Therapeutics, Inc., our wholly owned subsidiary; (iii) references to “common stock” or “Class A common stock” refer to the Company’s Class A common stock, par value $0.001 per share; and (iv) references to “preferred stock” refer to the Company’s  Series A Preferred Stock, par value of $0.001 per share, Series B Preferred Stock, par value of $0.001 per share, and Series C Preferred Stock, par value of $0.001 per share.

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference into this prospectus, and the information referred to under the heading “Risk Factors” in this prospectus beginning on page S-6, and in the documents incorporated by reference into this prospectus.

We own or have rights to use the trademarks and trade names that we use in conjunction with the operation of our business. Some of the more important trademarks that we own or have rights to use that appear in this prospectus include: Lpath™, ASONEP™, iSONEP™, Lpathomab™, Sphingomab™, and ImmuneY2™ which may be registered or trademarked in the United States. Each trademark or trade name of any other company appearing in this prospectus is, to our knowledge, owned by such other company.

Our Company

We are a biotechnology company focused on the discovery and development of lipidomic-based therapeutic antibodies, an emerging field of medical science that targets bioactive signaling lipids to treat a wide range of human diseases. We have two product candidates that are currently in clinical development, and one in pre-clinical evaluation.

iSONEP

iSONEP™ is the ocular formulation of sonepcizumab, a humanized monoclonal antibody (“mAb”) against sphingosine-1-phosphate (“S1P”). Sphingomab™ is the original mouse version of this monoclonal antibody. iSONEP is administered by intravitreal injection, and has demonstrated multiple mechanisms of action in ocular models of disease, including anti-angiogenesis, anti-inflammatory, anti-fibrotic and anti-vascular permeability. This combination of mechanisms would suggest: (i) iSONEP might have a comparative advantage over currently marketed products for “wet” age-related macular degeneration (“wet AMD”) and (ii) iSONEP might demonstrate clinical efficacy in a broad range of retinal diseases where there is currently a significant unmet medical need, including diabetic retinopathy, dry AMD, and glaucoma-related surgery.

In 2009, we completed a Phase 1 clinical trial in which iSONEP was evaluated in patients with wet AMD. In that trial, iSONEP met its primary endpoint of being well tolerated in all 15 patients at dose levels ranging from 0.2 mg to 1.8 mg per intravitreal injection. No drug-related serious adverse events were reported in any of the patients. Positive biological effects were also observed in some patients in this clinical study, the most common being regression in choroidal neovascularization (“CNV”), which is the underlying cause of the disease that eventually leads to degeneration of the macula. Most of these positive effects appear to be largely independent of the effects seen when patients undergo treatment with the drugs that are in current use for the treatment of wet AMD.

In December 2010, we entered into an agreement providing Pfizer Inc. with an exclusive option for a worldwide license to develop and commercialize iSONEP (the “Pfizer Agreement”). Under the terms of that agreement, Pfizer provided Lpath with an upfront option payment of $14 million and will share the cost of the planned Phase 1b and Phase 2a trials. Following completion of the two studies, Pfizer has the right to exercise its option for worldwide rights to iSONEP. If Pfizer exercises its option, Lpath will be eligible to receive an option fee as well as development, regulatory and commercial milestone payments. In addition, if iSONEP eventually becomes a commercial product, Lpath will be entitled to receive tiered double-digit royalties based on sales of iSONEP.

Pursuant to the terms of the Pfizer Agreement, we began a Phase 1b/2a clinical trial of iSONEP in patients with retinal pigment epithelium detachment (“PED”) (the “PEDigree trial”), a persistent complication in patients with the occult form of wet AMD, in September 2011. In October 2011, we also began a larger Phase 2a clinical trial, to test iSONEP as a treatment for wet-AMD in a broader population of patients, namely, those wet-AMD patients without PED (the “Nexus trial”).

In January 2012, the Food and Drug Administration (FDA) placed the PEDigree and Nexus trials on clinical hold following a determination by the FDA that the fill-and-finish contractor that had filled the iSONEP clinical trial vials was not in compliance with the FDA’s current Good Manufacturing Practice (‘‘cGMP’’) standards during the time period it provided those services to the Company. Thereafter, we manufactured new iSONEP drug substance with an alternate fill-and-finish contractor and resumed dosing patients in the Nexus trial in September 2012.

As a result of the clinical hold and the requirement to manufacture new drug substance, the projected costs to complete the iSONEP trials increased significantly and Pfizer requested the Company to consider potential alternatives to reduce the increased costs of the iSONEP trials. On December 5, 2012, Lpath and Pfizer amended the Pfizer Agreement to among other things, reflect the parties’ agreement to discontinue the PEDigree trial and to focus on the Nexus trial. The parties also modified the protocol for the Nexus trial to include certain wet AMD patients with PED in the Nexus trial. In addition, the Company can elect to conduct the PEDigree trial at any time at its cost. The parties will continue to pursue and share the cost of the iSONEP trials, including any costs associated with discontinuing the PEDigree trial.

As of June 30, 2013, Pfizer had paid the Company $20.0 million pursuant to the terms of the Pfizer Agreement, including the $14 million upfront payment. The amendment to the Pfizer Agreement does not modify the Company’s obligation to fund the next $6.0 million of Nexus trial costs.

The Company expects to complete dosing the last Nexus trial patient during the first half of 2014. The actual time required to complete our clinical trials will depend upon a number of factors outside of our direct control, including those discussed in “Risk Factors — We may have delays in completing our clinical trials, and we may not complete them at all” set forth in our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 15, 2013.

Following completion of the Nexus study, Pfizer has the right to exercise its option for worldwide rights to iSONEP for an undisclosed option fee and, if Pfizer exercises its option, the Company will be eligible to receive development, regulatory and commercial milestone payments that could total up to $497.5 million. In addition, the Company will be entitled to receive tiered double-digit royalties based on sales of iSONEP.

ASONEP

ASONEP™ is the systemic formulation of sonepcizumab. In the first quarter of 2010, we completed a Phase 1 clinical trial in which ASONEP was evaluated in very late-stage cancer patients. In that trial, ASONEP was well tolerated at all dose-levels ranging from 1 mg/kg to 24 mg/kg., other than minor infusion-related reactions observed at the highest dose. More than half the patients that completed the initial four-treatment evaluation period showed stable disease, and durable stable disease was observed in several patients.

Based on ASONEP’s safety profile and the observation of stable disease in several late-stage cancer patients, we believe that further investigation of ASONEP for efficacy in Phase 2 clinical trials is warranted. In studies conducted at Beth Israel Deaconess Medical Center, Lpath has demonstrated efficacy of ASONEP in preclinical models of a form of human kidney cancer called renal cell carcinoma. In conjunction with collaborators at  academic medical research institutions, we are currently conducting a Phase 2a clinical trial testing ASONEP as a treatment for renal cell carcinoma.

In 2008, we entered into a License Agreement with Merck KGaA, (“Merck”) pursuant to which Merck agreed to collaborate with us to develop and commercialize ASONEP (the “Merck Agreement”). Pursuant to the terms of the Merck Agreement, we licensed to Merck exclusive, worldwide rights to develop and commercialize ASONEP across all non-ocular indications. In March 2010, Merck proposed continuing the partnership via an extension of the Initial Development Period (as defined in the Merck Agreement). However the terms of that proposed extension were rejected by Lpath’s Board of Directors as not being in the best interests of Lpath’s stockholders. Consequently, Merck notified us of their decision to terminate the Merck Agreement. The termination was effective on April 24, 2010, and upon such termination Merck relinquished all rights to the ASONEP program.

As part of the December 2010 Pfizer Agreement, Lpath has granted to Pfizer a time-limited right of first refusal for ASONEP.

Lpathomab

Lpathomab™, our pre-clinical product candidate, is a mAb against lysophosphatidic acid (“LPA”), a key bioactive lipid that has long been recognized as a significant promoter of cancer-cell growth and metastasis in a broad range of tumor types. Published research has also demonstrated that LPA is a significant contributor to neuropathic pain and plays a key role in pulmonary fibrosis. We have selected the clinical candidate mAb from among three humanized mAbs that inhibit LPA. These mAbs were tested against each other in various models of human disease to determine which mAb would be most likely to succeed in clinical trials. We are now in the early stages of antibody manufacturing process development, which will be followed by Investigational New Drug (“IND”) enabling studies.  The target date to begin testing Lpathomab in clinical trials is in early 2015.

ImmuneY2™ Technology

We believe we are the only company to have developed functional therapeutic monoclonal antibodies against any bioactive lipid, of which there are estimated to be 1,000 or more. We produced these unique antibodies using our ImmuneY2™ technology, a series of proprietary processes we have developed. We are currently applying the ImmuneY2 process to other bioactive lipids that are validated targets for disease treatment, thereby expanding our potential pipeline of novel monoclonal antibody-based drug candidates.

We have a strong intellectual-property position in the bioactive-lipid area, with 35 issued patents, including ten international patents, and 112 patent applications, including 85 international.  Most of these patents were developed in-house based on our pioneering research on bioactive lipid signaling. Our research partners to date include the UCLA Brain Injury Research Center, the M.D. Anderson Cancer Center, Johns Hopkins University, the Harvard Medical School, the University of Florida College of Medicine, the University of California — San Diego, the French National Centre for Scientific Research, the Center for Eye Research Australia, the University of Melbourne, Australia, the Beth Israel Deaconess Medical Center, the Walter Reed Army Institute for Research, the Medical University of South Carolina, the Virginia Commonwealth University, and the University of Kentucky.

Corporate Background

We are incorporated in the State of Nevada.  Lpath Therapeutics Inc., our predecessor company, was incorporated in September 1997 and commenced operations in January 1998.  Our principal offices and research facilities are located at 4025 Sorrento Valley Boulevard, San Diego, California 92121, and the phone number for our principal offices is (858) 678-0800.

Additional information about us can be found on our website at www.Lpath.com, and in our periodic and current reports filed with the Securities and Exchange Commission (“SEC”).  Copies of our current and periodic reports filed with the SEC are available at the SEC Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and online at www.sec.gov and our website at www.Lpath.com.  Please note that the information on our website is not incorporated by reference in this prospectus.

THE OFFERING

Class A common stock offered by us	Shares of our common stock having an aggregate offering price of up to $20,000,000.

Class A common stock to be outstanding after this offering

Up to 16,525,004 shares (as more fully described in the notes following this table), assuming sales of our Class A common stock having an aggregate offering price of up to $20,000,000 at an assumed offering price of $5.92 per share, which was the last reported sale price of our common stock on the NASDAQ Capital Market on August 14, 2013. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering	“At-the-market” offering that may be made from time to time through our sales agents, MLV & Co. LLC and JMP Securities LLC. See “Plan of Distribution” on page S-10.

Use of proceeds

We intend to use the net proceeds from this offering for research and development activities, operating costs, capital expenditures and for general corporate purposes, including working capital. See “Use of Proceeds” on page S-8 of this prospectus.

Risk factors

Our business and an investment in our Class A common stock involve significant risks. See “Risk Factors” beginning on page S-6 of this prospectus for a discussion of factors you should read and carefully consider before investing in our Class A common stock.

NASDAQ Capital Market Symbol	LPTN

Except as otherwise indicated, all information in this prospectus is based on 13,146,626 shares of Class A common stock outstanding as of June 30, 2013 and excludes, as of June 30, 2013, the following:

•                  362,469 shares of Class A common stock issuable upon the exercise of outstanding stock options, having a weighted average exercise price of $3.89 per share;

•                  713,989  shares of Class A common stock issuable upon the vesting of outstanding restricted stock units; and

•                  1,261,874 shares of our Class A common stock issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $7.52 per share.

The following warrants will expire in 2013:

Warrant Expiration Date	Number of Shares	Exercise Price per Share
August 12, 2013	315,149	$7.33
August 15, 2013	13,465	$7.33
August 18, 2013	2,161	$7.33

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus. In particular, you should consider the risks related to this offering described below, together with the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and our Quarterly Report on Form 10-Q for the six-month period ended June 30, 2013, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein and any free writing prospectus that we may authorize for use in connection with this offering. If any of these risks actually occur, they may materially harm our business, prospects, financial condition and results of operations. In this event, the market price of our securities could decline and you could lose part or all of your investment. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations.

Risks Related to this Offering

You will experience immediate and substantial dilution in the net tangible book value per share of the Class A common stock you purchase.

Since the price per share of our Class A common stock being offered is substantially higher than the net tangible book value per share of our Class A common stock, you will suffer substantial dilution in the net tangible book value of the Class A common stock you purchase in this offering. After giving effect to the sale of our Class A common stock in the maximum aggregate offering amount of $20,000,000 at an assumed public offering price of $5.92 per share (based on the closing price of our Class A common stock on August 14, 2013) and after deducting the placement agents’ fees and estimated offering expenses payable by us, if you purchase shares of Class A common stock in this offering, you will suffer immediate and substantial dilution of $4.11 per share in the net tangible book value of Class A common stock. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase Class A common stock in this offering.

Sales of our Class A common stock in this offering, or the perception that such sales may occur, could cause the market price of our common stock to fall

We may issue shares of our common stock with aggregate sales proceeds of up to $20,000,000 from time to time in connection with this offering.  The issuance from time to time of these new shares of common stock, or our ability to issue these new shares of common stock in this offering could have the effect of depressing the market price of our common stock.

Our management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business.

We currently intend to use the net proceeds from this offering for research and development activities, operating costs, capital expenditures and for general corporate purposes, including working capital. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus.

Pending their use, we expect to invest the net proceeds from this offering in short-term, interest-bearing, marketable securities. These investments may not yield a favorable return to our stockholders. See “Use of Proceeds” for a more detailed description of our proposed use of proceeds from this offering.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “estimate,” “project,” “intend,” “forecast,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will,” “will likely,” “should,” “could,” “would,” “may” or words or expressions of similar meaning. All such forward-looking statements involve risks and uncertainties, including, but not limited to:

•                  Our interpretation of the results of the pre-clinical and clinical trials for our product candidates.

•                  Our ability to successfully complete additional clinical trials on a timely basis and obtain regulatory approvals for one or more of our product candidates.

•                  The potential biological effects and indications for our product candidates.

•                  The market opportunity for our product candidates.

•                  Our ability to complete additional discovery and development activities for drug candidates utilizing our proprietary ImmuneY2™ drug discovery process.

•                  Our ability to satisfy the terms of our agreement with Pfizer Inc., as amended.

•                  The period of time for which our existing cash will enable us to fund our operations.

In addition to the items described in this prospectus under the heading “Risk Factors,” many important factors affect our ability to achieve our stated objectives and to successfully develop and commercialize any product candidates, including, among other things:

•                  The results of our pre-clinical testing and our clinical trials may not support either further clinical development or the commercialization of our drug candidates.

•                  We may not successfully complete additional clinical trials for our product candidates on a timely basis, or at all.

•                  There is no assurance that we will be able to complete our clinical trials on our intended timeline, if at all.

•                  None of our drug candidates has received regulatory approval at this time, and we may fail to obtain required governmental approvals for our drug candidates.

•                  We have a history of net losses and we may never achieve or maintain profitability.

•                  We may not be successful in maintaining our commercial relationship with Pfizer Inc.

•                  We may not be able to obtain substantial additional financial resources in order to carry out our planned activities beyond the third quarter of 2014.

•                  Our products could infringe patent rights of others, which may require costly litigation and, if we are not successful, could cause us to pay substantial damages or limit our ability to commercialize our products.

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with MLV and JMP.

We estimate that the net proceeds to us from the sale of our Class A common stock offered hereby will be approximately $19.1 million, after deducting sales agents’ fees and the estimated offering expenses payable by us and assuming that we sell all of the shares offered hereunder.

We currently intend to use the net proceeds from the sale of the securities offered hereby for operating costs, capital expenditures and for general corporate purposes, including working capital.  The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital.  We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus.  Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock and we do not currently anticipate declaring or paying cash dividends on our capital stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance the operation and expansion of our business. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and covenants and other factors that our board of directors may deem relevant.

DILUTION

Our net tangible book value as of June 30, 2013 was approximately $10.9 million, or $0.83 per share of Class A common stock. Net tangible book value per share is calculated by dividing our total tangible assets, less total liabilities, by the number of shares of our Class A common stock outstanding as of June 30, 2013. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of Class A common stock in this offering and the as-adjusted net tangible book value per share of our Class A common stock immediately after giving effect to this offering.

After giving effect to the sale of our Class A common stock in the aggregate amount of $20,000,000 at an assumed offering price of $5.92 per share (the last reported sale price of our common stock on August 14, 2013) and after deducting the sales agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2013 would have been approximately $30.0 million, or $1.81 per share. This represents an immediate increase in net tangible book value of $0.98 per share to existing stockholders and immediate dilution in net tangible book value of $4.11 per share to new investors participating in this offering at the offering price. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$5.92
Net tangible book value per share as of June 30, 2013	$0.83
Increase per share attributable to investors purchasing our common stock in this offering	$0.98
As adjusted net tangible book value per share as of June 30, 2013, after giving effect to this offering		$1.81
Dilution in net tangible book value per share to investors purchasing our common stock in this offering		$4.11

Except as otherwise indicated, all information in this prospectus is based on 13,146,626 shares of Class A common stock outstanding as of June 30, 2013 and excludes, as of June 30, 2013, the following:

•                  362,469 shares of Class A common stock issuable upon the exercise of outstanding stock options, having a weighted average exercise price of $3.89 per share;

•                  713,989  shares of Class A common stock issuable upon the vesting of outstanding restricted stock units; and

•                  1,261,874 shares of our Class A common stock issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $7.52 per share.

The following warrants will expire in 2013:

Warrant Expiration Date	Number of Shares	Exercise Price per Share
August 12, 2013	315,149	$7.33
August 15, 2013	13,465	$7.33
August 18, 2013	2,161	$7.33

PLAN OF DISTRIBUTION

We have entered into a sales agreement with MLV & Co. LLC, or MLV, and JMP Securities LLC, or JMP, under which we may offer and sell up to $20,000,000 of shares of our Class A common stock from time to time through MLV and JMP acting as agents. The sales agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference in this prospectus.  Sales of shares of our Class A common stock, if any, under this prospectus may be made in negotiated transactions or transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act, including, without limitation, sales made directly on The Nasdaq Capital Market or any other existing trading market for our common stock or sales made to or through a market maker other than on an exchange.

Each time we wish to issue and sell common stock under the sales agreement, we will notify MLV and JMP of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed MLV and JMP, unless MLV or JMP declines to accept the terms of the notice, each of MLV and JMP has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of MLV and JMP under the sales agreement to sell our common stock is subject to a number of conditions that we must meet.

MLV and JMP will provide written confirmation to us no later than the opening of the trading day on The Nasdaq Capital Market following the trading day in which shares of our Class A common stock are sold under the sales agreement. Each confirmation will include the number of shares sold on the preceding day, the net proceeds to us and the compensation payable by us to MLV and JMP in connection with the sales.

We will pay MLV and JMP commissions for their services in acting as agents in the sale of our common stock. MLV and JMP will be entitled to compensation at a commission rate of  3.5% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to closing this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.  We have also agreed to reimburse MLV and JMP for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $30,000.

We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to MLV and JMP under the terms of the sales agreement, will be approximately $200,000.

Settlement for sales of Class A common stock will occur on the third business day following the date on which any sales are made, or on some other date that is agreed upon by us, MLV and JMP in connection with a particular transaction, in return for payment of the net proceeds to us.  Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we, MLV and JMP may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the Class A common stock on our behalf, each of MLV and JMP  will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the MLV and JMP will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to MLV and JMP against certain civil liabilities, including liabilities under the Securities Act.

The offering pursuant to the sales agreement will terminate upon the earlier of (1) the issuance and sale of all shares of our common stock subject to the sales agreement; and (2) the termination of the sales agreement as permitted therein.

MLV and JMP and their respective affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, MLV and JMP will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

LEGAL MATTERS

Certain legal matters will be passed upon for us by DLA Piper LLP (US), San Diego, California.  Certain legal matters will be passed upon for MLV and JMP by Reed Smith LLP, New York, New York.

EXPERTS

The consolidated financial statements of Lpath, Inc. as of December 31, 2012 and 2011, and for the years then ended, have been incorporated herein by reference in reliance upon the report of Moss Adams LLP, an independent registered public accounting firm, given upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

As a public company, we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. We maintain a website at http://www.Lpath.com. Information contained in or accessible through our website does not constitute a part of this prospectus. You may also read and copy any document we file with the SEC at its public reference room, at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the SEC’s rules and regulations. For further information about us and our common stock, we refer you to the registration statement and to such exhibits and schedules. Statements contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus.  Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus.  We incorporate by reference into this registration statement and prospectus the documents listed below, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):

•                  Our Annual Report on Form 10-K for the year ended December 31, 2012;

•                  Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2013 and June 30, 2013;

•                  Our Current Report on Form 8-K filed on June 21, 2013;

•                  Our definitive proxy statement filed pursuant to Section 14 of the Exchange Act in connection with our 2013 Annual Meeting of Stockholders filed with the SEC on April 23, 2013, as revised by our revised definitive proxy statement filed May 1, 2013; and

•                  The description of our capital stock set forth in Form 8-A/A, filed with the SEC on October 31, 2012.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents.  Requests should be directed to:  Lpath, Inc., Attention:  Corporate Secretary, 4025 Sorrento Valley Road, San Diego, CA 92121, telephone:  (858) 678-0800.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

$20,000,000

Class A common stock

MLV & Co.	JMP Securities

Prospectus

                         , 2013

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered.  All the amounts shown are estimates, except for the SEC registration fee and the FINRA filing fee.

SEC registration fee	$4,342
Transfer agent and trustee fees and expenses	$25,000
Accounting fees and expenses	$35,000
Legal fees and expenses	$110,000
FINRA Filing Fee	$6,500
Printing and miscellaneous expenses	$19,158
Total	$200,000

* Estimated as permitted under Rule 511 of Regulation S-K.

Item 15.  Indemnification of Officers and Directors

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify a present or former director, officer, employee, or agent of the corporation, or of another entity for which such person is or was serving in such capacity at the request of the corporation, who is or was a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection therewith, arising by reason of service in such capacity if such person (i) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes, or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or in the right of corporation, however, no indemnification may be made for any claim, issue, or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Subsection 3 of Section 78.7502 of the Nevada Revised Statutes further provides that, to the extent a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections 1 and 2 thereof, or in the defense of any claim, issue, or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Section 78.751 of the Nevada Revised Statutes provides that unless discretionary indemnification is ordered by a court, the determination to provide indemnification must be made by the stockholders; by a majority vote of a quorum of the board of directors who were not parties to the action, suit, or proceeding; or in specified circumstances by independent legal counsel in a written opinion. In addition, the articles of incorporation, bylaws, or an agreement made by the corporation may provide for the payment of the expenses of a director or officer of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification.

The registrant’s Amended and Restated Bylaws, as amended, provide for the indemnification of its directors, officers, employees and other agents in accordance with Nevada law. The Registrant has entered into indemnification agreements with certain of its executive officers and directors that require the registrant to indemnify these individuals against expenses and certain other liabilities arising out of their conduct on behalf of the registrant to the maximum extent and under all circumstances permitted by Nevada law.  The registrant carries director and officer liability insurance with respect to certain matters, including matters arising under the Securities Act.

The foregoing may reduce the likelihood of derivative litigation against our directors and executive officers and may discourage or deter stockholders or management from suing directors or executive officers for breaches of their duty of care, even though such actions, if successful, might otherwise benefit the company and our stockholders.

The underwriting agreement that we may enter into, Exhibit 1.1 to this Registration Statement, will provide for indemnification by any underwriters of the company, our directors, our officers who sign the registration statement and our controlling persons, if any, for some liabilities, including liabilities arising under the Securities Act.

The at-the-market issuance sales agreement that we have entered into, Exhibit 1.2 to this Registration Statement, provides for indemnification by the agents of the company, our directors, our officers who sign the registration statement and our controlling persons, if any, for some liabilities, including liabilities arising under the Securities Act.

Item 16.  Exhibits and Financial Statement Schedules

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement (1)

1.2	At-The-Market Issuance Sales Agreement, dated as of August 15, 2013, by and among MLV & Co. LLC, JMP Securities LLC and Lpath, Inc.

4.1	Composite Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 8-A, filed with the SEC on October 18, 2012).

4.2	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on June 21, 2013).

4.3

Amended and Restated Bylaws, as amended on April 3, 2007 (conformed) (filed as Exhibit 3.5 to the Registration Statement on Form SB-2, SEC File No. 144199 (the “June 2007 SB-2”) and incorporated herein by reference)

4.4	Amendment No. 1 to the Amended and Restated Bylaws of Lpath, Inc., incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on October 26, 2012.

4.5	Form of Warrant Agreement (1)

4.6	Form of Unit Agreement (1)

5.1	Opinion of DLA Piper LLP (US)

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

(1)         To be filed as an exhibit to a Current Report of the registrant on Form 8-K or other document to be incorporated herein by reference.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(i)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, State of California, on August 15, 2013.

LPATH, INC.

BY:	/s/ Scott R. Pancoast
Scott R. Pancoast
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Scott R. Pancoast and Gary J. G. Atkinson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities including his or her capacity as a director and/or officer of Lpath, Inc., to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott R. Pancoast	President, Chief Executive Officer (Principal Executive Officer) and Director	August 15, 2013
Scott R. Pancoast

/s/ Gary J. G. Atkinson	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 15, 2013
Gary J. G. Atkinson

/s/ Daniel H. Petree	Chairman of the Board of Directors	August 15, 2013
Daniel H. Petree

/s/ Jeffrey A. Ferrell	Director	August 15, 2013
Jeffrey A. Ferrell

/s/ Daniel L. Kisner, M.D.	Director	August 15, 2013
Daniel L. Kisner, M.D.

/s/ Charles A. Mathews	Director	August 15, 2013
Charles A. Mathews

/s/ Donald R. Swortwood	Director	August 15, 2013
Donald R. Swortwood

INDEX TO EXHIBITS

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement (1)

1.2	At-The-Market Issuance Sales Agreement, dated as of August 15, 2013 by and between MLV & Co. LLC, JMP Securities LLC and Lpath, Inc.

4.1	Composite Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 8-A, filed with the SEC on October 18, 2012).

4.2	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on June 21, 2013).

4.3

Amended and Restated Bylaws, as amended on April 3, 2007 (conformed) (filed as Exhibit 3.5 to the Registration Statement on Form SB-2, SEC File No. 144199 (the “June 2007 SB-2”) and incorporated herein by reference)

4.4	Amendment No. 1 to the Amended and Restated Bylaws of Lpath, Inc., incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on October 26, 2012

4.5	Form of Warrant Agreement (1)

4.6	Form of Unit Agreement (1)

5.1	Opinion of DLA Piper LLP (US)

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

(1)         To be filed as an exhibit to a Current Report of the registrant on Form 8-K or other document to be incorporated herein by reference.